EXHIBIT 23.2
CONSENT OF WLR CONSULTING, INC.
     WLR Consulting, Inc. does hereby consent to the incorporation by reference in this Form S-3 (the “Registration Statement”) of Canyon Resources Corporation of our report on the Feasibility Study of CR Briggs Gold Project (open pit) dated November 8, 2006, which is referred to in the Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.
Sincerely,

WLR Consulting, Inc.

By:      /s/ William L. Rose
Name: William L. Rose
Lakewood, Colorado
June 27, 2007